EXHIBIT 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-134777 on Post-Effective Amendment No. 2 to Form SB-2 on Form S-1 of Sun American Bancorp of our report dated March 26, 2007 on the financial statements of Independent Community Bank appearing in the 2006 Audited Financial Statements of Independent Community Bank and to the reference to us under the heading “Experts” in this Registration Statement.

Crowe Chizek and Company LLC

Fort Lauderdale, Florida

September 24, 2007